UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported) March 22, 2023

Ecomax, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-21613	13-3865026
(State	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

630 Fifth Avenue, Suite 2338, New York, New York, 10111

(Address of principal executive offices) (Zip code)

(929)-923-2740

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into Material Agreements.

SALE OF GOODS AGREEMENT & DISTRIBUTOR AGREEMENT

Sale of Goods Agreement

On February 16, 2023, Ecomax, Inc. (the “Company”) entered into the Sale of Goods Agreement (the “Sale Agreement”) with Rocitin Company Limited, a Hong Kong company (“Rocitin”). Under the terms of the Sale Agreement, the Company has agreed to purchase 10,000 bottles of Rocitin NMN, a nutritional supplement manufactured by Pharmazeutische Fabrik Evers GmbH & Co. KG, a German company, in which each bottle contains 60 capsules, 10080 mg of Rocitin NMN, at HK $500 (approximately $64.01) per bottle (the “Goods”), with the initial shipment of 2,000 bottles from Rocitin. Except for the payment of the initial shipment of 2,000 bottles of the Goods made on March 1, 2023, the payment of the residual 8,000 bottles of the Goods shall be made within 45 days from the date of each invoice from Rocitin to the Company. Pursuant to the Sale Agreement, Rocitin will deliver the Goods to the location specified by the Company within 15 days of the payment being made.

A copy of the Sale Agreement is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Distributor Agreement

On March 1, 2023, the Company entered into a Distributor Agreement (the “Distributor Agreement”) with Rocitin. Under the terms of the Distributor Agreement, Rocitin shall store the Goods purchased by the Company from it pursuant to the Sale Agreement in an appropriate warehouse leased by it in Hong Kong and non-exclusively distribute and use its best efforts to promote and maximize the sale of the Goods within Hong Kong, Macau, Taiwan and China (collectively, the “Territory”) on behalf of the Company, as well as provide reasonable after-sale support to the purchasers of the Goods. In addition, Rocitin shall provide monthly reports to the Company due by the 15th of each month concerning the Goods’ sales and the marketing activities of the previous month.

Pursuant to the Distributor Agreement, the Company and Rocitin shall share any gross profit generated by the distribution of the Goods on a 50/50 basis; that is, revenue generated from sales of the Goods to third parties minus the original purchase price of the Goods paid by the Company to Rocitin, will be shared between the Company and Rocitin on a 50/50 ratio (the “Sharing Ratio”).

A copy of the Distributor Agreement is attached to this Current Report on Form 8-K as Exhibit 10.2 and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As of the date of this Current Report on Form 8-K, Rocitin has delivered the initial shipment of 2,000 bottles of the Goods to the warehouse leased by it in Hong Kong, as specified by the Company pursuant to the Sale Agreement, and distributed and sold approximately 1,000 bottles of the Goods in the Territory, in accordance with the Distributor Agreement, which has generated gross revenue of around HK $674,000 (approximately $85,600). The Company expects to be allocated HK $87,000 (approximately $11,050) from the gross profit, which amount represents the Sharing Ratio, as stipulated in the Distributor Agreement.

Item 5.06 Change in Shell Company Status

Since the Company has entered into the Sale Agreement and the Distributor Agreement and commenced substantial business operations, accordingly, the Company no longer meets the definition of a shell company as defined in Rule 12b-2 and thus ceased being a shell company. Reference is made to the disclosure set forth under Item 1.01 and 2.03 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 22, 2023

	By:	/s/ Raymond Chen
	Name:	Raymond Chen
	Title:	Chairman, Chief Executive Officer and Chief Financial Officer

EXHIBIT INDEX

Number	Description

10.1	Sale of Goods Agreement between Ecomax, Inc. and Rocitin Company Limited. Dated February 16, 2023.

10.2	Distributor Agreement between Ecomax, Inc. and Rocitin Company Limited. Dated March 1, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).